Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan of our report dated March 6, 2020, with respect to the consolidated financial statements of Zentalis Pharmaceuticals, LLC included in the Registration Statement on Form S-1, as amended (No. 333-240115), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Diego, California
March 19, 2021